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                                   EXHIBIT 16



                        (ARTHUR ANDERSEN LLP LETTERHEAD)





March 19, 1999




Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549


Gentlemen:

We have read Item 4 of Form 8-K dated March 19, 1999, of Gentex Corporation and are in agreement with the statements contained in the first paragraph on Page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.





                                        Very truly yours,




                                        /s/   Arthur Andersen LLP